Exhibit 23.1

We consent to the use in this Registration Statement No. 333-239414 on Form F-1 of our report dated May 15, 2020, relating to the financial statements of Renalytix AI plc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

July 13, 2020